Burke & Herbert Financial Services Corp. Completes Merger of Equals with Summit Financial Group, Inc.

May 3, 2024

ALEXANDRIA, Va. and MOOREFIELD, W.Va., May 3, 2024 /PRNewswire/ -- Burke & Herbert Financial Services Corp. ("Burke & Herbert") (Nasdaq: BHRB) today announced the completion of the merger of Summit Financial Group, Inc. ("Summit") with and into Burke & Herbert and the merger of Summit Community Bank, Inc., with and into Burke & Herbert Bank & Trust Company, effective May 3, 2024.

From David P. Boyle, Chair and Chief Executive Officer
“The consummation of this partnership brings together two organizations committed to being the quintessential community bank in our markets, where we care about the people who live and work among us. We look forward to delivering increased value for our constituencies with an experienced and respected board, a seasoned management group, and a team of people dedicated to exceptional service.”

From H. Charles Maddy, III, President
“This combination brings together organizations that are unified by a shared vision, values, and a forward-thinking approach to banking. Our synergistic cultures strategically position us for future growth and lay the foundation for cultivating richer relationships in order to become the most sought-after community bank in our markets.”

About Burke & Herbert Financial Services Corp.
Burke & Herbert Financial Services Corp. is the $8.3 billion financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C., metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers' banking, borrowing, and investment needs. Learn more at www.burkeandherbertbank.com.

Forward-looking Statements
This communication includes "forward–looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of Burke & Herbert regarding the merger, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected cost savings, synergies, returns, and other anticipated benefits from the merger; and other statements that are not historical facts.

Forward–looking statements are typically identified by such words as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "will," "should," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time.

Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert does not assume any duty and does not undertake to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert. Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the outcome of any legal proceedings that may be instituted against Burke & Herbert; the ability of Burke & Herbert to meet expectations regarding the accounting and tax treatments of the merger; the possibility that the anticipated benefits of the merger will not be realized when expected, or at all, including as a result of the impact of or problems arising from the operational integration or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert does business; the possibility that the operational integration may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; the possibility that we may be unable to achieve expected synergies and operating efficiencies of the merger within the expected timeframes, or at all, and to successfully integrate Summit's operations and those of Burke & Herbert; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed merger may be lower than expected; effects of the completion of the merger on the ability of Burke & Herbert to retain customers, retain and hire key personnel, and maintain relationships with their suppliers, and on their operating results and businesses, generally; and risks related to the potential impact of general economic, political, and market factors on the companies or the merger and other factors that may affect future results of Burke & Herbert; and the other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of Burke & Herbert's Annual Report on Form 10–K for the year ended December 31, 2023, and other reports Burke & Herbert files with the SEC.

CONTACT:
Investor Relations
703-666-3555
bhfsir@burkeandherbertbank.com